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                                             Registration No. 33- ............
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                       STEWART & STEVENSON SERVICES, INC.
             (Exact name of registrant as specified in its charter)


               TEXAS                                74-1051605
   (State or other jurisdiction of               (I.R.S. Employer
    incorporation or organization)            Identification Number)


           2707 NORTH LOOP WEST
              HOUSTON, TEXAS                              77008
 (Address of Principal Executive Offices)               (Zip Code)


                       STEWART & STEVENSON SERVICES, INC.
                  AMENDED AND RESTATED 1996 DIRECTOR STOCK PLAN
                            (Full title of the plan)

                                  CARL B. KING
                                 P. O. BOX 1637
                            HOUSTON, TEXAS 77251-1637
                     (Name and address of agent for service)

                                 (713) 868-7700
          (Telephone number, including area code, of agent for service)

                                          CALCULATION OF REGISTRATION FEE
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        TITLE                                                 PROPOSED                 PROPOSED
    OF SECURITIES                    AMOUNT TO            MAXIMUM OFFERING        MAXIMUM AGGREGATE            AMOUNT OF
   TO BE REGISTERED                BE REGISTERED         PRICE PER SHARE (1)      OFFERING PRICE (1)       REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------------
Common Stock,
without par value
per share.............                350,000                  $ 17.56                $ 6,146,000                $565.43
--------------------------------------------------------------------------------------------------------------------------------


(1) Pursuant to Rule 457(h) under the Securities Act of 1933, the offering price of shares of Common Stock to be purchased pursuant to the Plan is based on the average of the high and low quoted transaction prices on April 9, 2002, for purposes of calculating the registration fee.

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                                     PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

      This Registration Statement registers additional securities of the same class as other securities for which a registration statement on this Form (Registration Statement 333-15271, the "Earlier Registration Statement") relating to the Stewart & Stevenson Services, Inc. 1996 Director Stock Plan (the "Earlier Plan") is effective. Pursuant to the Instruction E to Form S-8, the contents of the Earlier Registration Statement are incorporated herein by reference, except to the extent such contents are superseded by the contents of this Registration Statement.

      The Amended and Restated Plan (which amended and restated the Earlier
Plan) was adopted and approved by the Board of Directors of Stewart & Stevenson Services, Inc., a Texas corporation (the "Company") on April 9, 2002, and is subject to the approval of the shareholders of the Company. The Company will not grant any stock rewards or stock options under the Amended and Restated Plan until the Amended and Restated Plan has been adopted and approved by the shareholders of the Company at the 2002 Annual Meeting of the Shareholders.

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents are hereby incorporated by reference in this Registration Statement:

(a) The Annual Report on Form 10-K of the Company for the fiscal year ended January 31, 2002, as filed on April 12, 2002.

(b) The description of the Company's Common Stock included in the Company's registration statement on Form 8-A of the Company, filed on May 31, 1977.

(c) The description of the Rights to Purchase Shares of the Company's Common Stock that are attached to the Common Stock, included in the Company's registration statement on Form 8-A, filed on March 16, 1995.

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

ITEM 4.     DESCRIPTION OF SECURITIES.

      Not applicable.


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ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

      The consolidated financial statements of the Company incorporated by reference in this Registration Statement from the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2002, have been audited by Arthur Andersen LLP, independent accountants, as indicated in their report dated March 27, 2002 and are incorporated herein in reliance upon the authority of said firm as experts in accounting and auditing. The validity of the issuance of the shares of Common Stock registered hereby will be passed upon by William L. Moll, Jr., Managing Attorney for the Company. Mr. Moll beneficially owns 1,625 shares of Common Stock, including 1,625 shares which Mr. Moll has the right to acquire within 60 days.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Article 2.02-1 of the Texas Business Corporation Act provides that:

      1) A corporation may indemnify any officer or director from and against any judgments, penalties, fines, settlements and reasonable expenses actually incurred by him in connection with a threatened, pending or completed action, suit, investigation or other proceeding to which he is, was or is threatened to be a party; PROVIDED that it is determined by the Board of Directors, a committee thereof, special legal counsel or a majority of the stockholders that such officer or director: (a) acted in good faith; (b) reasonably believed that his conduct was in the best interest of the corporation or was, in some circumstances, at least not opposed to the corporation's interest and (c) in a criminal case, had no reasonable cause to believe his conduct was unlawful. Such indemnity is limited to the reasonable expenses actually incurred in matters as to which the officer or director is found liable to the corporation or is found liable on the basis that a personal benefit was improperly received by him. No indemnification is permitted with respect to any proceeding in which the officer or director is found liable for willful or intentional misconduct in the performance of his duty to the corporation.

      2) A corporation shall indemnify a director against reasonable expenses incurred by him in connection with a threatened, pending or completed action, suit, investigation or other proceeding to which he is, was or was threatened to be a party if he has been wholly successful in its defense.

      3) A corporation may advance an officer or director the reasonable costs of defending an action, suit, investigation or other proceeding in certain cases.

      4) A corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint



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            venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article.

      The bylaws of the Company provide in relevant part:

      "Section 6.9. Indemnification of Officers and Directors. The Corporation shall indemnify any person against any judgment, penalty, fine, settlement and reasonable expenses incurred by him in connection with any threatened, pending or completed action, suit or proceeding in which such person is or is threatened to be made a party because he is or was serving as an officer or director of the Corporation or at the request of the Corporation as an officer, director, partner, venturer, proprietor, trustee, employee, agent or other functionary of another entity and (i) such person is wholly successful in the defense thereof, or (ii) it is determined in the manner required by law that such person conducted himself in good faith, reasonably believed that his conduct was in the best interest of the Corporation and had no reasonable cause to believe that his conduct was unlawful; provided, however, that no person shall be indemnified with respect to any matter as to which such person is found liable to the Corporation. Any such indemnification shall be reported in writing to the stockholders of the Corporation on or before the notice or waiver of notice of the next stockholders' meeting and in any event within twelve (12) months of the indemnification. The right of indemnification under this Section 6.9 shall be in addition to any other rights to which such persons may be entitled."

      The Company has entered into indemnification agreements with each officer and director under which the Company has agreed to indemnify such persons to the fullest extent permitted by applicable laws and the bylaws of the Company. The Company has also purchased a directors and officers liability and corporation reimbursement policy in the amount of $20,000,000, which, subject to certain exceptions, protects the officers and directors of the Company against liabilities arising from any claim for breach of duty, neglect, error, misstatement, misleading statement, omission or other act attempted, committed or allegedly committed by reason of the director or officer acting in such capacity.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM 8.     EXHIBITS.

      The following exhibits are filed as a part of this Registration Statement pursuant to Item 601 of Regulation S-K.

      4.1 Stewart & Stevenson Services, Inc. Amended and Restated 1996 Director Stock Plan.




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      5.1   Opinion of William L. Moll, Jr., Managing Attorney for the Company.

      23.1  Consent of Arthur Andersen LLP, independent public accountants.

      23.2  Consent of William L. Moll, Jr., Managing Attorney for the Company.







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ITEM 9.     UNDERTAKINGS.

      The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      PROVIDED, HOWEVER, That paragraph (1)(i) and (1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.




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      Insofar as indemnification for liabilities arising under the Securities
Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.




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                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, and the State of Texas, on the 12th day of April, 2002.


STEWART & STEVENSON SERVICES, INC.


By: /s/ MICHAEL L. GRIMES
    -------------------------------------------
       Michael L. Grimes
       President and Chief Executive Officer






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      Pursuant to the requirements of the Securities Act of 1933, this
Registration Statement has been signed below by the following persons in the capacities indicated on the 12th day of April, 2002.




/s/ ROBERT S. SULLIVAN                      /s/ HOWARD WOLF
---------------------------                 ------------------------------
Robert S. Sullivan                          Howard Wolf
Director                                    Director



/s/ DONALD E. STEVENSON                     /s/ MICHAEL L. GRIMES
---------------------------                 ------------------------------
Donald E. Stevenson                         Michael L. Grimes
Director                                    Director



/s/ CHARLES R. OFNER                        /s/ MAX L. LUKENS
---------------------------                 ------------------------------
Charles R. Ofner                            Max L. Lukens
Director                                    Director



/s/ MONROE M. LUTHER                        /s/ C. JIM STEWART III
---------------------------                 ------------------------------
Monroe M. Luther                            C. Jim Stewart III
Director                                    Director




/s/ KHLEBER V. ATTWELL                      /s/ DARVIN M. WINICK
---------------------------                 ------------------------------
Khleber V. Attwell                          Darvin M. Winick
Director                                    Director




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                                  EXHIBIT INDEX

4.1 Stewart & Stevenson Services, Inc. Amended and Restated 1996 Director Stock Plan

5.1   Opinion of William L. Moll, Jr., Managing Attorney for the Company

23.1  Consent of Arthur Andersen LLP

23.2  Consent of William L. Moll, Jr., Managing Attorney for the Company



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